Exhibit 10.23



       SCHEDULE OF OMITTED TERMINATION, CONSULTING AND RELEASE AGREEMENTS


      The following documents have been omitted as Exhibits to the Registration Statement because they are on substantially identical terms as Exhibit 10.22 in all material respects other than with respect to the amounts payable to the executives under the agreements. For discussion of such amounts, see "Management--Termination, Consulting and Release Agreements with C. William Osborne, Kenneth W. Barrios and Daniel L. Tennant" in the Prospectus.

1. Termination, Consulting and Release Agreement, dated as of January 17, 1997, among the Company, the National Subsidiary and Kenneth W. Barrios

2. Termination, Consulting and Release Agreement, dated as of January 17, 1997, among the Company, the National Subsidiary and Daniel L. Tennant